UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 8, 2025

CALIFORNIA RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36478	46-5670947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center, Suite 1500 Long Beach, California	90831
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (888) 848-4754

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2025, California Resources Corporation (the “Company”) completed its previously announced private offering of $400.0 million aggregate principal amount of its 7.000% senior notes due 2034 (the “Notes”). The terms of the Notes are governed by the Indenture (the “Indenture”), dated as of October 8, 2025, by and among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will mature on January 15, 2034. Interest will accrue from October 8, 2025 and will be payable semi-annually on January 15 and July 15 of each year, commencing July 15, 2026.

The Notes are guaranteed on a senior unsecured basis by all of the Company’s existing subsidiaries that guarantee its obligations under its revolving credit facility, its existing 7.125% Senior Notes due 2026 and its existing 8.250% Senior Notes due 2029, and the Notes will be guaranteed by certain of the Company’s future subsidiaries. Following the consummation of the Company’s pending business combination (the “Berry Merger”) with Berry Corporation (bry) (“Berry”), the Notes will be guaranteed by all of the entities that become guarantors under the revolving credit facility, the existing 7.125% Senior Notes due 2026 and the existing 8.250% Senior Notes due 2029 in connection of the consummation of the Berry Merger. The Notes and the guarantees thereof are unsecured, rank equally in right of payment with all senior unsecured debt of the Company and the Guarantors and rank senior to all of the existing and future subordinated debt of the Company and the Guarantors.

The Notes are subject to a special mandatory redemption at a redemption price equal to 100% of the initial issue price of the Notes plus accrued and unpaid interest to, but excluding, the payment date of such mandatory redemption, if (x) the Berry Merger does not occur on or before March 14, 2026 (subject to up to two three-month extensions by either the Company or Berry upon written notice in certain circumstances) (the “Outside Date”), or (y) prior thereto, the Company notifies the Trustee in writing that (i) the merger agreement related to the Berry Merger (the “Merger Agreement”) has been terminated or (ii) the Company will not pursue the consummation of the Berry Merger or has determined in its sole discretion that the Berry Merger cannot or is not reasonably likely to be consummated by the Outside Date.

The Company may, at its option, redeem some or all of the Notes at any time on or after January 15, 2029 at the redemption prices specified in the Indenture. Prior to such time, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture. In addition, before January 15, 2029, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the applicable premium as specified in the Indenture and accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain kinds of change of control trigger events, the Company will be required to offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase. The Indenture contains other customary terms, events of default and covenants.

The above description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture and the related guarantees is incorporated by reference into this Item 2.03.

Additional Information and Where to Find It

In connection with the Berry Merger, the Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will be filed by the Company (the “Registration Statement”), which will include a proxy statement of Berry that also constitutes a prospectus of the Company, and any other documents in connection with the Berry Merger. The definitive proxy statement/prospectus will be sent to the holders of common stock of Berry. Investors and stockholders of the Company and Berry are urged to read the proxy statement/prospectus and any other documents filed or to be filed with the SEC in connection with the Berry Merger when they become available, as they will contain important information about the Company, Berry, the Berry Merger and related matters. The Registration Statement and proxy statement/prospectus and other documents filed by the Company or Berry with the SEC, when filed, will be available free of charge at the SEC’s website at https://www.sec.gov. Alternatively, investors and stockholders may obtain free copies of documents that are filed or will be filed with the SEC by the Company, including the Registration Statement and the proxy statement/prospectus, on the Company’s website at https://www.crc.com/investor-relations, and may obtain free copies of documents that are filed or will be filed with the SEC by Berry, including the proxy statement/prospectus, on Berry’s website at https://ir.bry.com/reports-resources. The information included on, or accessible through, the Company’s or Berry’s website is not incorporated by reference into this communication.

Participants in Solicitation

The Company and certain of its directors, executive officers and other employees, and Berry and its directors and certain of Berry’s executive officers and other employees, may be deemed to be participants in the solicitation of proxies from Berry’s stockholders in connection with the Berry Merger. A description of participants’ direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus relating to the Berry Merger when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the “Board of Directors and Corporate Governance,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Director Compensation,” “Stock Ownership Information,” and “Proposals Requiring Your Vote – Proposal 1: Election of Directors” sections of the Company’s definitive proxy statement for the Company’s 2025 Annual Meeting of Stockholders, filed with the SEC on March 19, 2025; under the heading “Directors, Executive Officers and Corporate Governance” in Part III, Item 10 of CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025; in Item 5.07 of the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2025; in the Company’s Current Reports on Form 8-K filed with the SEC on June 23, 2025 and November 25, 2024; and under “Our Team” accessed through the “Our Business” link on the Company’s website at https://www.crc.com/our-business/our-team. Information regarding Berry’s directors and executive officers is contained in the “Proposal No. 1—Election of Directors,” “Corporate Governance,” “Executive Officers,” “Executive Compensation – Compensation Discussion and Analysis,” “Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” sections of Berry’s definitive proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on April 7, 2025; under the heading “Directors, Executive Officers and Corporate Governance” in Part III, Item 10 of Berry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025; in Item 5.07 of Berry’s Current Report on Form 8-K filed with the SEC on May 22, 2025; in Berry’s Current Reports on Form 8-K filed with the SEC on January 22, 2025 and October 25, 2024; and under “Leadership” accessed through the “About” link on Berry’s website at https://bry.com/about/management/. Additional information regarding ownership of Berry’s securities by its directors and executive officers and of CRC’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3, 4 or 5, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001705873 and https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001609253, respectively. These documents and the other SEC filings described in this paragraph may be obtained free of charge as described above under the heading “Additional Information and Where to Find It.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated October 8, 2025, by and among the Company, the Guarantors and the Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

By:	/s/ Michael L. Preston
Michael L. Preston
Executive Vice President, Chief Strategy Officer and General Counsel

DATED: October 8, 2025

5